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                                                                       Exhibit 5

                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004

                                  May 20, 1999

Board of Directors
BSB Bancorp, Inc.
58-68 Exchange Street
Binghamton, New York  13902

Ladies and Gentlemen:

       We are acting as special counsel to BSB Bancorp, Inc., a Delaware corporation ("BSB"), in connection with its registration statement on Form S-4 (the "Registration Statement") (File No. 333-76033), as amended, filed with the Securities and Exchange Commission relating to the proposed offering of up to 1,523,794 shares of BSB's common stock, par value $.01 per share, all of which shares (the "Shares") may be issued by BSB in accordance with the terms of the Agreement and Plan of Merger, dated as of January 25, 1999, by and between BSB and Skaneateles Bancorp, Inc. (the "Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

       For purposes of this opinion letter, we have examined copies of the following documents:

       1. An executed copy of the Registration Statement and Pre-Effective Amendment No. 1 thereto.

       2.     An executed copy of the Agreement.

       3. The Certificate of Incorporation of BSB Bancorp, Inc., with amendments thereto, as certified by the Secretary of BSB Bancorp on the date hereof as then being complete, accurate and in effect.

       4. The Bylaws of BSB Bancorp, as certified by the Secretary of BSB Bancorp on the date hereof as then being complete, accurate and in effect.

       5. Resolutions of the Board of Directors of BSB Bancorp adopted at a meeting held on January 22, 1999, as certified by the Secretary of BSB Bancorp on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity with the original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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       This opinion letter is based as to matters of law solely on the General
Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

       Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, as amended, (ii) issuance of the Shares pursuant to the terms of the Agreement, and
(iii) receipt by BSB Bancorp of the consideration for the Shares specified in the Agreement and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

       This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

       We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                        Very truly yours,

                                        HOGAN & HARTSON L.L.P.